SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      October 22, 2003

NEW HORIZONS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17840	22-2941704

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 S. State College Blvd., Suite 200, Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:       (714) 940-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Explanatory Note:

This Current Report on Form 8-K relates to the press releases of New Horizons Worldwide, Inc. (“New Horizons”) announcing its financial results for the third and fourth quarters ended September 30, 2003 and December 31, 2003, respectively. New Horizons inadvertently failed to furnish the October 22, 2003 and February 18, 2004 press releases furnished with the Current Report on Form 8-K when they were originally issued.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1 Press release of New Horizons Worldwide, Inc. dated October 22, 2003.

99.2 Press release of New Horizons Worldwide, Inc. dated February 18, 2004.

99.3 Press release of New Horizons Worldwide, Inc. dated March 11, 2004.

Item 12.	Results of Operations and Financial Condition.

On October 22, 2003, New Horizons issued a press release announcing its financial results for the third quarter ended September 30, 2003. A copy of the press release containing the announcement regarding the third quarter financial results is furnished as Exhibit 99.1 to this Current Report on Form 8-K. On February 18, 2004, New Horizons issued a press release announcing its financial results for the quarter and year ended December 31, 2003. A copy of the press release containing the announcement regarding the fourth quarter financial results is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On March 11, 2004, New Horizons issued a press release announcing an adjustment to its allowance for doubtful accounts as of December 31, 2003 and its effect on previously announced financial results for the quarter and year ended December 31, 2003. A copy of the press release containing the announcement regarding the additional fourth quarter results is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The press releases furnished with this Current Report on Form 8-K provide detail not included in previously issued reports and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended and are not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

Date: March 11, 2004	By: /s/ Robert S. McMillan
Robert S. McMillan
Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release of New Horizons Worldwide, Inc. dated October 22, 2003.

99.2	Press release of New Horizons Worldwide, Inc. dated February 18, 2004.

99.3	Press release of New Horizons Worldwide, Inc. dated March 11, 2004.

E-1